                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FOODMAKER, INC.
              (Name of Registrant as Specified in Its Charter)

                               FOODMAKER, INC.
              (Name of Person(s) Filing Proxy Statement)

Paying of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

FOODMAKER


                                                                January 9, 1998






Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Foodmaker, Inc. to be held at 2:00 p.m. on Friday, February 13, 1998, at the San Diego Princess Resort, 1404 West Vacation Road, San Diego, California.

     We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided or, if indicated on your proxy card, to optionally vote your proxy by telephone. This will ensure representation of your shares in the event that you are unable to attend the meeting.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.

                                                  Sincerely,


                                                  JACK W. GOODALL

                                                  Jack W. Goodall
                                                  Chairman of the Board

                                FOODMAKER, INC.
                              9330 Balboa Avenue
                          San Diego, California 92123
                             ____________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on February 13, 1998


     The Annual Meeting of Stockholders of Foodmaker, Inc. will be held at 2:00 p.m. on Friday, February 13, 1998, at the San Diego Princess Resort, 1404 West Vacation Road, San Diego, California.

     The meeting will be held to vote upon the following proposals:

     1.  To elect eight directors to serve until the next Annual
         Meeting of Stockholders and until their successors are elected and qualified;

     2. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants; and

     3. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on December 26, 1997, will be entitled to vote at the meeting.


                          By Order of the Board of Directors



                          LAWRENCE E. SCHAUF


                          Lawrence E. Schauf, Secretary


San Diego, California
January 9, 1998

                                 FOODMAKER, INC.
                               9330 Balboa Avenue
                           San Diego, California 92123
                               ____________________

                                 PROXY STATEMENT
                               ____________________

                          ANNUAL MEETING OF STOCKHOLDERS
                               February 13, 1998

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foodmaker, Inc., a Delaware corporation ("Foodmaker" or the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on Friday, February 13, 1998, at the San Diego Princess Resort, 1404 West Vacation Road, San Diego, California, and all adjournments and postponements thereof. This Proxy Statement and form of proxy were mailed to stockholders on or about January 9, 1998.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Foodmaker. The Company has engaged D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies, for which D.F. King will be paid a fee not to exceed $4,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally or by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.


                                   VOTING

     The close of business on December 26, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date, there were 39,151,145 shares of Foodmaker common stock, $.01 par value (the "Common Stock"), outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are insufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     A director will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy will be required to ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the 1998 fiscal year.

     With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is voted.

Therefore such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

     Proxies will be voted as directed in writing or by telephone. If no direction is given, proxies will be voted FOR management's nominees for election as directors and FOR Proposal 2, unless the stockholder otherwise directs in the proxy. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See "Other Business". The telephone voting procedures, available only to stockholders of record, are designed to authenticate stockholders' identities, to allow record stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any record stockholder interested in voting via telephone are set forth on the enclosed proxy card. A proxy may be revoked at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of Foodmaker, by filing a duly executed written proxy bearing a later date or, for record stockholders, by a later proxy delivered using the telephone voting procedures. A proxy will not be voted if the stockholder who executed it or voted it by telephone is present at the Meeting and elects to vote the shares represented thereby in person.

                               PROPOSAL ONE

                           ELECTION OF DIRECTORS

     The directors of Foodmaker are elected annually. The term of office of all present directors expires on the date of the Meeting, at which time eight directors are to be elected to serve for the ensuing year and until their successors are elected and qualified. The nominees of management for election as directors are set forth below along with certain information regarding these nominees. Should any nominee become unavailable to serve as a director, the proxies will be voted for such other person as the Board of Directors shall designate. To the best of Foodmaker's knowledge, all nominees are and will be available to serve. Stockholders' nominations for election as a director may be made only pursuant to the provisions of the Company's bylaws, described below under "Other Business".

     The following table provides certain information about each of the Company's nominees for director as of January 1, 1998:

                                                                    Director
Name                        Age    Positions with the Company         Since
-----------------------------------------------------------------------------
Michael E. Alpert(6)        55     Director                           1992
Jay W. Brown(2)(3)          52     Director                           1997
Paul T. Carter(2)(3)(5)     75     Director                           1991
Charles W. Duddles(1)       57     Executive Vice President,          1988
                                   Chief Financial Officer, Chief
                                   Administrative Officer and Director
Edward Gibbons(3)(4)(6)     61     Director                           1985
Jack W. Goodall(1)(4)(5)(6) 59     Chairman of the Board              1985
Robert J. Nugent(1)(4)      56     President, Chief Executive
                                   Officer and Director               1988
L. Robert Payne(2)(5)       64     Director                           1986
__________________________

(1)         Member of the Administrative Committee.
(2)         Member of the Audit Committee.
(3)         Member of the Compensation Committee.
(4)         Member of the Executive Committee.
(5)         Member of the Finance Committee.
(6)         Member of the Nominating Committee.

     The business experience, principal occupations and the employment of the nominees has been as follows:

     Mr. Alpert was a partner in the San Diego Office of the law firm of Gibson, Dunn & Crutcher LLP for more than 5 years prior to his retirement on August 1, 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP provides legal services to the Company from time to time.

     Since 1995, Mr. Brown has been President and CEO of Protein Technologies International, Inc., the world's leading supplier of soy-based proteins to the food and paper processing industries. He was Chairman and CEO of Continental Baking Company from October 1984 to July 1995 and President of Van Camp Seafood Company from August 1983 to October 1984. From July 1981 through July 1983, he served as Vice President of Marketing for Jack in the Box.

     Mr. Carter has been an insurance consultant for the Government Division of Corroon & Black Corporation since February 1987. From February 1987 until December 1990, he was also a consultant to the San Diego Unified School District on insurance matters. He retired in February 1987 as Chairman and Chief Executive Officer of Corroon & Black Corporation, Southwestern Region and as Director and Senior Vice President of Corroon & Black Corporation, New York. Mr. Carter is a director of Borrego Springs National Bank.

     Mr. Duddles has been Executive Vice President and Chief Administrative Officer of the Company since May 1988. He has been Chief Financial Officer of the Company since October 1985 and was Senior Vice President from October 1985 to May 1988. Mr. Duddles has 18 years of experience with the Company in various finance positions.

     Mr. Gibbons has been a general partner of Gibbons, Goodwin, van Amerongen ("GGvA"), an investment banking firm, for more than five years preceding the date hereof. Mr. Gibbons is also a director of Robert Half International, Inc.

     Mr. Goodall has been Chairman of the Board since October 1985. For more than five years prior to his retirement in April 1996, he was President and Chief Executive Officer of the Company. Mr. Goodall is a director of Ralcorp Holdings, Inc.

     Mr. Nugent has been President and Chief Executive Officer of the Company since April 1996. He was Executive Vice President of the Company from February 1985 to April 1996 and President and Chief Operating Officer of the Jack in the Box Division of the Company from May 1988 to April 1996. Mr. Nugent has 18 years of experience with the Company in various executive and operations positions.

     Mr. Payne has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976 and was Chairman of the Board of Grossmont Bank, a wholly-owned subsidiary of Bancomer, S.A., from February 1974 until October 1995. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.

                   INFORMATION ABOUT THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The following information is provided about the Board of Directors and certain of its committees.

     The Audit Committee, currently consisting of Messrs. Brown, Carter and Payne, directs the internal and external audit activities of Foodmaker as deemed appropriate. The Audit Committee held two meetings in 1997.

     The Compensation Committee, currently consisting of Messrs. Brown, Carter and Gibbons, reviews compensation policies and recommends changes when appropriate. The Compensation Committee held two meetings in 1997 and granted stock options on three occasions by unanimous written consents.

     The Nominating Committee, consisting of Messrs. Alpert, Gibbons and Goodall, recommends to the Board nominees for election as Directors and will consider nominees properly submitted by stockholders (see "Other Business") . The Nominating Committee held no meetings in 1997.

     In 1997, the Board of Directors held six meetings and on one occasion acted by unanimous written consent. Each current director attended more than 75% of the aggregate of the general meetings and the meetings of committees on which such director served.

     Directors who are also officers of Foodmaker or its subsidiaries receive no additional compensation for their services as directors. Mr. Goodall, who continues to provide ongoing consultation on various matters, receives compensation of $10,000 per month as Chairman of the Board of Directors. The other independent directors of the Company receive compensation consisting of an $18,000 annual retainer, $2,000 ($1,500 through February 14, 1997) for each Board of Directors' meeting attended in person and are also reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board of Directors by written consent or participating in telephonic meetings. Under the Company's Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such compensation. Amounts deferred under the plan's equity option are immediately converted to stock equivalents at the then current market price of the Company's common stock and matched at a 25% rate by the Company. A director's stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company's common stock, at the conclusion of the director's service as a member of the Board of Directors. All of the independent directors have elected to defer their compensation pursuant to this plan.

     Pursuant to the Company's Non-Employee Director Stock Option Plan, commencing February 17, 1995 and annually thereafter upon election to the Board, each independent director also receives a stock option to purchase 10,000 shares of the Company's common stock at the market value, as defined, on the date of grant.

     Additionally, the Company paid Mr. Carter $7,500 in fiscal 1997 for consultation services relating to insurance matters. The Company has not renewed this arrangement for 1998. No additional compensation is paid to other members of the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     The following table sets forth, as of December 15, 1997, information with respect to beneficial ownership of voting securities of the Company by
(i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                      Number of Shares
                                      of Common Stock
Name                                Beneficially Owned(1)   Percent of Class(1)
----------------------------------  ---------------------   -------------------
Morgan Stanley, Dean Witter,
  Discover & Co. (2). . . . . . . .       4,415,094                11.3%
Jack W. Goodall . . . . . . . . . .       1,078,873                 2.7%
Robert J. Nugent. . . . . . . . . .         717,271                 1.8%
Charles W. Duddles. . . . . . . . .         490,693                 1.3%
Kenneth R. Williams . . . . . . . .         437,156                 1.1%
Edward Gibbons(3) . . . . . . . . .         394,736                 1.0%
Paul L. Schultz . . . . . . . . . .         183,070                  *
L. Robert Payne . . . . . . . . . .          91,000                  *
Paul T. Carter. . . . . . . . . . .          48,750                  *
Michael E. Alpert . . . . . . . . .          31,500                  *
Lawrence E. Schauf. . . . . . . . .          27,500                  *
Jay W. Brown. . . . . . . . . . . .          20,000                  *
All directors and executive officers
 as a group (20 persons). . . . . .       3,913,517                 9.7%
_________________________

*     Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Goodall, Nugent, Duddles, Williams, Gibbons, Schultz, Payne, Carter, Alpert, Schauf and Brown have the right to acquire through the exercise of stock options within 60 days of the above date, 395,000, 212,500, 140,000, 156,500, 30,000, 87,000, 66,000, 36,750, 30,000,
     25,000 and 10,000, respectively, of the shares reflected above as beneficially owned.

(2) According to its Schedule 13G filing, Morgan Stanley, Dean Witter, Discover & Co., exercised as of November 6, 1997, investment discretion with respect to 4,415,094 shares, of which, 2,446,550 are held on a discretionary basis on behalf of clients by Morgan Stanley & Co., its wholly-owned subsidiary. All shares held are with shared voting power. The address of Morgan Stanley, Dean Witter, Discover & Company and Morgan Stanley & Co. is 1585 Broadway, New York, New York 10036.

(3)  Includes 50,000 shares owned by Mr. Gibbons' wife.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation of the Company's chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were accrued during the year and paid shortly thereafter.


                                                                                              Securities    All
Other
                                                    -------Annual Compensation--------        Underlying
  Compensa-
Name and Principal Position                Year     Salary($)     Bonus($)    Other($)
Options(#)    tion ($)(F1)
-------------------------------------      ----     ---------     --------    --------        ----------    -----------
Robert J. Nugent                           1997      467,500      500,000      32,497         50,000
      13,823
  President, Chief Executive Officer       1996      408,685      435,000       6,000
25,000        10,628
  and Director                             1995      382,370       70,000         789             --
   5,168

Kenneth R. Williams                        1997      330,000      280,000      12,000         25,000
      18,638
  Executive Vice President,                1996      296,185      248,000       6,000         13,000
      19,214
  Marketing and Operations                 1995      282,370       40,625       1,616         25,000
       9,815

Charles W. Duddles                         1997      305,000      248,000      16,270         25,000
      17,682
  Executive Vice President, Chief
  Financial Officer, Chief                 1996      291,185      240,000       6,000         10,000
      19,105
  Administrative Officer                   1995      282,370       50,000         515             --
      9,815
  and Director

Lawrence E. Schauf (F2)                    1997      250,000      200,000      19,034
25,000         8,796
  Executive Vice President, Secretary      1996       28,846           --       1,385         50,000
         577

Paul L. Schultz                            1997      242,500      169,000      12,000         20,000
      12,952
  Vice President, Operations               1996      216,586      146,250       6,000          9,000
      13,246
                                           1995      208,171       29,250       1,747         22,500
   7,277
------------------------------------------------

<F1>  All other compensation represents the Company's matching contributions to the deferred compensation plan, except for approximately $1,300 annually for each person (except Mr. Schauf in 1996) for premiums on term life insurance paid by the Company for the benefit of the named executive officer. The Company has no interest in such insurance policies.

<F2>  Mr. Schauf began his employment with the Company on August 19, 1996.

Stock Option Grants in Fiscal 1997

     Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during the 1997 fiscal year.

                                                                                     Potential Realizable Value
                                                                                       at Assumed Annual Rates
                         Number of     % of Total                                          of Stock Price

                         Securities   Options/SARs                                        Appreciation For
                         Underlying    Granted to    Exercise or                             Option Term
                        Options/SARs    Employees    Base Price      Expiration
----------------------------
Name                     Granted (#)  in Fiscal Year  ($/Share)          Date             5%
     10%
-------------------     ------------  -------------- -----------     ----------        -------          --------
Robert J. Nugent            50,000         6.7%         12.125         6/9/2007         $385,368
      $978,987
Kenneth R. Williams         25,000         3.3%         12.125         6/9/2007          192,684
        489,493
Charles W. Duddles          25,000         3.3%         12.125         6/9/2007          192,684
        489,493
Lawrence E. Schauf          25,000         3.3%         12.125         6/9/2007          192,684
        489,493
Paul L. Schultz             20,000         2.7%         12.125         6/9/2007          154,147
      391,595


Option Exercises in Fiscal 1997 and Fiscal Year-End Values

     Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during the 1997 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

                                                             Number of
                                                        Securities Underlying
                                                             Unexercised                Value of Unexercised
                                                         Options/SARs Held at         In-the-Money
Options/SARs
                            Shares                          Fiscal Year-End             at Fiscal
Year-End(F1)
                          Acquired on     Value      ----------------------------    ----------------------------
Name                      Exercise(#)    Realized    Exercisable    Unexercisable    Exercisable
 Unexercisable
-------------------       -----------    --------    -----------    -------------    -----------    -------------
Robert J. Nugent               0           $0           212,500         62,500        $2,916,616
  $511,719
Kenneth R. Williams            0            0           156,500         31,500         2,088,044
    258,906
Charles W. Duddles             0            0           140,000         30,000         2,037,739
    240,625
Lawrence E. Schauf             0            0            25,000         50,000           254,688
   434,375
Paul L. Schultz                0            0            83,666         27,834         1,065,961
 241,311
--------------------------

<F1>  Based on the difference between the exercise price of the options and the closing price of the Company's common stock on the last trading day prior to the Company's fiscal year ended September 28, 1997.

Report of the Board of Directors and Compensation Committee on Executive Compensation

     The Board of Directors has the primary responsibility for determining executive compensation. In addition, there is also a Compensation Committee composed of not less than two non-employee directors. Executive compensation is designed to (a) provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives, and (b) provide salary and other rewards that are closely linked to Company, team, and individual performance, focused on achievement of annual business plans and longer term incentives linked to increases in stockholder value. The Chief Executive Officer recommends the compensation to be paid to executive officers of the Company other than himself; final determination of the amount of compensation rests with the non-employee members of the Board of Directors. Board members who are also executive officers do not participate in discussions about, nor do they vote on, recommendations concerning their respective compensation.

     The Company's executive officer compensation program is comprised of base salary, bonus opportunity, long-term incentive compensation in the form of stock options, and other benefits such as health insurance. It is the objective of the Company to maintain base salaries that are slightly above the mid-range of compensation paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The Performance Bonus Plan provides for a bonus as a percent of base salary which is dependent upon the Company's performance level achieved and the job classification of the individual. The purpose of the Performance Bonus Plan is to reward key employees, executives and officers for achievement of corporate goals relating to earnings. The performance bonuses for the named executives for fiscal 1997 were paid in accordance with the established plan and are reflected in the Summary Compensation Table.

     The 1992 Employee Stock Incentive Plan forms the basis for the Company's long-term incentive plan for officers and key managers. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate employees by providing for or increasing the proprietary interests of such employees in the Company. During 1997, stock options were granted to Messrs. Nugent, Williams, Duddles, Schauf and Schultz for the purchase of 50,000, 25,000, 25,000, 25,000 and 20,000 shares, respectively, of Common
Stock at $12.125 per share, exercisable 50% on each of May 9, 1998 and May 9, 1999. All options were granted at 100% of the market price of the Company's common stock on the dates of grant. Options serve to directly align the interests of executives, including the Chief Executive Officer, with the interests of other shareholders, since such executives will not realize a benefit unless and until the market price of the Company's common stock increases.

     Mr. Nugent became the Chief Executive Officer of the Company on April 1, 1996. His base salary as of March 31, 1997, was increased 15% over his previous base salary in order to maintain his salary at approximately the mid-range of competitive industry practice. An annual cash incentive award is payable to Mr. Nugent if the Company achieves or exceeds specified earnings goals. Mr. Nugent's bonus for 1997 reflects the highest performance rating under the Foodmaker Performance Bonus Plan. In 1997, approximately one-half of Mr. Nugent's compensation was incentive pay.

     This report is submitted by the Board of Directors and the Compensation Committee.

            Board of Directors                     Compensation Committee
  -----------------------------------------        ----------------------
  Michael E. Alpert       Edward Gibbons                Jay W. Brown
  Jay W. Brown            Jack W. Goodall               Paul T. Carter
  Paul T. Carter          Robert J. Nugent              Edward Gibbons
  Charles W. Duddles      L. Robert Payne

     This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are currently Jay W. Brown, Paul T. Carter and Edward Gibbons. Jay W. Brown, who was Vice President of the Company from July 1981 to July 1983, participated in the deliberations of the committee. In addition, Mr. Goodall, formerly Chief Executive Officer of the Company, was a member of the Compensation Committee during a portion of fiscal year 1997 and participated in the deliberations of the committee during such time.

Pension Table

     Retirement Plan. The Company maintains a retirement plan (the "Retirement Plan"), which was adopted effective October 21, 1985 and restated effective as of January 1, 1989. The Retirement Plan is a defined benefit plan covering eligible regular employees employed in an administrative, clerical, or restaurant hourly capacity who have completed 1,000 Hours of Service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 ("ERISA") and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan, a copy of which is filed as an exhibit to the Company's Annual Report on Form 10-K.)

     Although normal retirement is age 65, benefits may begin as early as age 55 if service requirements defined in the Retirement Plan are met. Benefits payable are reduced for early commencement.

     Supplemental Retirement Plan.   The Company established a non-qualified
supplemental retirement plan for selected executives effective April 2, 1990, known as the Supplemental Executive Retirement Plan. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources based upon a maximum of 20 full years of service is 60% of Final Average Compensation. For those executives whose service lengths are less than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of full years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.

     Easy$aver Plus Plan. Effective October 21, 1985, the Company adopted the Foodmaker Savings Investment Plan, currently named the Foodmaker Easy$aver Plus Plan (the "E$P"), which includes a cash-or-deferred arrangement under
Section 401(k) of the Internal Revenue Code. Eligible regular full-time employees who have completed at least one year of service and reached age 21 qualify for the E$P. Participants in the E$P may defer up to 12% of their pay on a pre-tax basis. In addition, the Company contributes on a participant's behalf an amount equal to 50% of the first 4% of compensation that is deferred by the participant.

     Deferred Compensation Plan. Since January 1, 1989, all executive officers and certain other members of management of the Company have been excluded from participation in the E$P. Effective April 2, 1990, all such persons were offered an opportunity to participate in a non-qualified deferred compensation plan established by the Company. Participants of the plan, known as the Capital Accumulation Plan for Executives, may defer up to 15% of base and/or bonus pay. The Company contributes on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits paid under such plan also include an interest component based on Moody's Average Corporate Bond Yield Index. The plan is unfunded and participants' accounts represent unsecured claims against the Company.

     Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan, Supplemental Retirement Plan and Social Security (50% of primary insurance amount).

                           Estimated Annual Benefits Based on Years of Service
                           ---------------------------------------------------
Average Annual
   Earnings                   10                  15                  20
--------------             --------            --------            --------
$  100,000 . . . . . . .   $ 30,000            $ 45,000            $ 60,000
   200,000 . . . . . . .     60,000              90,000             120,000
   300,000 . . . . . . .     90,000             135,000             180,000
   400,000 . . . . . . .    120,000             180,000             240,000
   500,000 . . . . . . .    150,000             225,000             300,000
   600,000 . . . . . . .    180,000             270,000             360,000
   800,000 . . . . . . .    240,000             360,000             480,000
 1,000,000 . . . . . . .    300,000             450,000             600,000
 1,200,000 . . . . . . .    360,000             540,000             720,000

     At September 28, 1997, the number of years of service under the retirement plans for Messrs. Nugent, Williams, Duddles, Schauf and Schultz was 18, 27, 24, 1 and 22, respectively; and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Severance Arrangements

     The Company has entered into compensation and benefits assurance agreements with certain of its senior executives, including Messrs. Nugent, Williams, Duddles, Schauf and Schultz, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. The agreements continue in effect through September 29, 1998 and are automatically extended for additional, successive, two-year terms thereafter unless at least six-months written notice is given to the contrary. If there is a change of control (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that his employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for "good reason" (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee's annual base salary, bonus and the Company's matching contributions to the deferred compensation plan. In the case of Messrs. Nugent, Williams, Duddles, Schauf and Schultz, the applicable multiples are 2.5, 2.5, 2.5, 2.5 and 1.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination and certain incidental benefits.

                             CERTAIN TRANSACTIONS

     In 1990, a wholly-owned subsidiary of the Company entered into a master license agreement with Foodmex, Inc., a Nevada corporation, for the development and operation of Jack in the Box restaurants in Mexico. In connection with the master license agreement in 1990, the stockholders of Foodmex provided personal guarantees of Foodmex's obligations to the Company's subsidiary. In 1993, Foodmex and the Company's subsidiary modified and amended their agreement. Subsequently, as the result of severe financial difficulties encountered by Foodmex, it became unable to meet its obligations on a current basis. Therefore, Foodmex was required to pay in advance for its food and supplies purchased from the Company and entered into an agreement for the payment, over an extended period without interest, of the accumulated arrearage.

     In December 1996, the Company's subsidiary terminated its franchise agreement with Foodmex; and Foodmex filed a lawsuit in Federal Court, Foodmex, Inc. v. Foodmaker International Franchising Inc., et al., against the Company, its subsidiary, Jack W. Goodall, Robert J. Nugent and another employee of the Company. As amended, the complaint alleges claims for breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, tortious interference with contract relations, violation of the California Franchise Relations Act, Racketeer Influenced and Corrupt Organization Act and civil conspiracy. The amended complaint seeks monetary damages in excess of $10 million and punitive damages. A counterclaim was filed by the Company and its subsidiary alleging claims based on breach of contract, trademark infringement, unfair competition and false designation of origin. The counterclaim seeks injunctive relief and monetary damages, including payment of over $1 million owing to the Company's subsidiary.

     In March 1997, the Court granted the Company's subsidiary's motion for preliminary injunction. In granting the motion, the Court found that the Company's subsidiary has a likelihood of success on the merits of its breach of contract and trademark infringement claims and required Foodmex to comply with the termination provisions of its agreement, including the removal of all Jack in the Box signs and discontinuance of all further use of Jack in the Box trademarks. In June 1997, Foodmex and its president were found in contempt of court for failing to comply with the preliminary injunction.

     In April 1997, the Company's subsidiary filed an action in the Superior Court for San Diego, Foodmaker International Franchising, Inc. v. Weber et. al., against certain of the stockholders of Foodmex, seeking to enforce guarantee of Foodmex's obligations to the Company.

     Sharon Payne, who is the daughter of L. Robert Payne, a director of the Company, acquired 25% of the outstanding common stock of Foodmex in 1990, loaned certain funds to Foodmex and signed a guarantee of Foodmex's obligations to the Company's subsidiary, similar in substance to that provided by the other Foodmex stockholders. The Company has been advised that it is the position of Ms. Payne that her personal guarantee is no longer of any legal effect as the result of changes made to the agreements between Foodmex and the Company's subsidiary subsequent to the making of her guarantee. Ms. Payne is not a defendant in the Weber lawsuit.

     The Company has been advised by Mr. Payne that the majority of the funds invested by his daughter in Foodmex (including her loans to Foodmex) were loaned to her by him. In addition, Mr. Payne has advised that in the past he, his wife and a family trust provided guarantees of, and certain collateral for, Foodmex's bank indebtedness, the maximum amount of which was approximately $760,000, and which is currently $69,200. Mr. Payne has never guaranteed any of Foodmex's obligations to the Company's subsidiary. Mr. Payne has also advised the Company that in December 1995 all of the ownership interest formerly held by his daughter in Foodmex was transferred to other stockholders of Foodmex; and that neither he nor his daughter presently holds any ownership interest in Foodmex.

                              PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of the Company's Common Stock at September 30th of each year with a Restaurant Peer Group Index and the Standard & Poor's ("S&P") 500 Index for the same period. The comparison assumes $100 was invested on September 30, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.

                    [A LINE GRAPH CHART WAS INCLUDED HEREIN WHICH
                     GRAPHICALLY REFLECTED THE FOLLOWING DATA]

                             1992   1993   1994   1995   1996   1997
                             ----   ----   ----   ----   ----   ----
Foodmaker, Inc.               100     96     55     55     96    181
Restaurant PeerGroup(1)       100    116    102    102    107    134
S&P 500 Index                 100    113    117    152    183    257

--------------
(1) The Restaurant Peer Group Index is comprised of the following companies: Bob Evans Farms, Inc.; CKE Restaurants, Inc.; International Dairy Queen; Luby's Cafeterias, Inc.; Perkins Family Restaurants, L.P.; Ryan's Family Steak Houses, Inc.; Sbarro, Inc.; Shoney's, Inc.; and Vicorp Restaurants, Inc.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to the Company by persons subject to the reporting requirements, the Company believes that all such reports required to be filed by such persons during fiscal 1997 were filed on a timely basis, except for a late Form 4 for Mr. Goodall reporting the gift of stock.

                               PROPOSAL TWO

                       RATIFICATION OF THE APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP as independent accountants to examine the consolidated accounts of the Company for the fiscal year ending September 27, 1998, subject to ratification by stockholders. KPMG Peat Marwick LLP has acted as accountants for Foodmaker since 1986. The firm will be represented at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.


                              OTHER BUSINESS

     Foodmaker's management is not aware of any other matters to come before the Meeting. If any matter not mentioned herein is properly brought before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

     Pursuant to the Company's Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than ninety (90) nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure was made. Such notice shall set forth, as to the stockholder giving notice, the stockholder's name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder's notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before September 11, 1998. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                       1997 ANNUAL REPORT AND FORM 10-K

     A copy of the 1997 Annual Report to Stockholders accompanies this Proxy Statement. Foodmaker's Annual Report on Form 10-K for the year ended September 28, 1997, as filed with the Securities and Exchange Commission, contains detailed information concerning Foodmaker and its operations which is not included in the 1997 Annual Report. A COPY OF THE 1997 FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN
WRITING TO:
Foodmaker Treasury Department, 9330 Balboa Avenue, San Diego, California 92123-1516.

                                         By Order of the Board of Directors,



                                         LAWRENCE E. SCHAUF

                                         LAWRENCE E. SCHAUF
                                         Secretary

Proxy with telephone voting instructions - side one --------------------------


PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOODMAKER, INC.

FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 13, 1998 AT 2:00 P.M. SAN DIEGO PRINCESS RESORT, 1404 WEST VACATION ROAD, SAN DIEGO, CA

The undersigned hereby appoints Jack W. Goodall, Charles W. Duddles and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Foodmaker, Inc., a Delaware corporation ("Foodmaker"), on February 13, 1998, and any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposal 2. The Board of Directors recommends a vote FOR the above proposals.


     (Continued, and to be marked, dated and signed, on the other side)


  ---------------------------------------------------------------------------
                       ^   FOLD AND DETACH HERE  ^








                              FOODMAKER, INC.

                      ANNUAL MEETING OF STOCKHOLDERS
                      FEBRUARY 13, 1998 AT 2:00 P.M.

                        SAN DIEGO PRINCESS RESORT
                 1404 WEST VACATION ROAD, SAN DIEGO, CA

Proxy with telephone voting instructions - side two --------------------------


    The Board of Directors recommends a vote FOR Proposals 1 and 2

                                                         Please mark
                                                         your votes as
                                                         indicated in   /x/
                                                         this example


                                                      FOR  WITHHOLD  FOR ALL
1. ELECTION OF DIRECTORS                              ALL    ALL     EXCEPT
                                                                  (noted below)
Nominees:                                            / /    / /       / /
01 Michael E. Alpert      05 Edward Gibbons
02 Jay W. Brown           06 Jack W. Goodall
03 Paul T. Carter         07 Robert J. Nugent
04 Charles W. Duddles     08 L. Robert Payne

(Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name below.)

---------------------------------------------

2. Ratification of appointment of KPMG Peat           FOR  AGAINST  ABSTAIN
   Marwick LLP as independent accountants.            / /    / /      / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   I plan to attend the meeting.                      YES           NO
                                                      / /          / /
-----------------------------------------------

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS
BELOW ***
[NAME, ADDRESS & SHARE INFORMATION]










   Signature(s)_________________________Dated:___________________, 1998

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

   -------------------------------------------------------------------------
                        ^   FOLD AND DETACH HERE  ^


                              VOTE BY TELEPHONE
                     QUICK  * * *  EASY  * * *  IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1:  To vote as the Board of Directors recommends on ALL proposals, press 1.

      Your vote will be confirmed and cast as you directed.  END OF CALL

OPTION #2:  If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1: To vote FOR ALL nominees, press 1;  to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions
Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

       Your vote will be confirmed and cast as you directed.  END OF CALL.

   If you vote by telephone, there is no need for you to mail back your proxy.
                              THANK YOU FOR VOTING
   Call * * Toll Free * * On a Touch Tone Telephone
            1-800-840-1208 - ANYTIME
        There is NO CHARGE to you for this call             CONTROL NUMBER

Proxy without telephone voting instructions - side one -----------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 FOODMAKER, INC.

     FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 13, 1998 AT 2:00
P.M.
      SAN DIEGO PRINCESS RESORT, 1404 WEST VACATION ROAD, SAN DIEGO, CA

The undersigned hereby appoints Jack W. Goodall, Charles W. Duddles and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Foodmaker, Inc., a Delaware corporation ("Foodmaker"), on February 13, 1998, and any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposal 2. The Board of Directors recommends a vote FOR the above proposals.


      (Continued, and to be marked, dated and signed, on the other side)


   -----------------------------------------------------------------------
                        ^   FOLD AND DETACH HERE  ^








                                FOODMAKER, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                        FEBRUARY 13, 1998 AT 2:00 P.M.

                          SAN DIEGO PRINCESS RESORT
                    1404 WEST VACATION ROAD, SAN DIEGO, CA

Proxy without telephone voting instructions - side two -----------------------

    The Board of Directors recommends a vote FOR Proposals 1 and 2

                                                         Please mark
                                                         your votes as
                                                         indicated in   /x/
                                                         this example


                                                      FOR  WITHHOLD  FOR ALL
1. ELECTION OF DIRECTORS                              ALL    ALL     EXCEPT
                                                                  (noted below)
Nominees:                                            / /    / /       / /
01 Michael E. Alpert      05 Edward Gibbons
02 Jay W. Brown           06 Jack W. Goodall
03 Paul T. Carter         07 Robert J. Nugent
04 Charles W. Duddles     08 L. Robert Payne

(Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name below.)

---------------------------------------------

2. Ratification of appointment of KPMG Peat           FOR  AGAINST  ABSTAIN
   Marwick LLP as independent accountants.            / /    / /      / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   I plan to attend the meeting.                      YES           NO
                                                      / /          / /
-----------------------------------------------



[NAME, ADDRESS & SHARE INFORMATION]




     Signature(s)______________________________Dated:________________, 1998

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

   ------------------------------------------------------------------------
                        ^   FOLD AND DETACH HERE  ^

Proxy Easy$aver Plus Plan - side one -----------------------------------------



                   FOODMAKER, INC. EASY$AVER PLUS PLAN BALLOT

     FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 13, 1998 AT 2:00
P.M.
      SAN DIEGO PRINCESS RESORT, 1404 WEST VACATION ROAD, SAN DIEGO, CA

This is a ballot for voting instructions for the shares of Foodmaker, Inc. stock allocated to your Foodmaker, Inc Easy$aver Plus Plan account. Mellon Bank, N.A., as Trustee of the Plan, will vote all shares held in your account as directed on your ballot at the Foodmaker, Inc. Annual Meeting of Stockholders to be held on February 13, 1998.

Indicate your voting instructions for the proposals on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before February 11, 1998 in order to be counted. Your voting instructions will be kept confidential.

If you properly sign and return your ballot, the Trustee will vote your shares according to your instructions. If you do not properly sign and return the ballot to be received on or before February 11, 1998, to Ellen Philip Associates Inc., no action will be taken with respect to those shares which have been allocated to your account.


     (Continued, and to be marked, dated and signed, on the other side)


    -----------------------------------------------------------------------
                          ^   FOLD AND DETACH HERE  ^







                                FOODMAKER, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                        FEBRUARY 13, 1998 AT 2:00 P.M.

                          SAN DIEGO PRINCESS RESORT
                   1404 WEST VACATION ROAD, SAN DIEGO, CA

Proxy Easy$aver Plus Plan - side two -----------------------------------------

    The Board of Directors recommends a vote FOR Proposals 1 and 2

                                                         Please mark
                                                         your votes as
                                                         indicated in   /x/
                                                         this example


                                                      FOR  WITHHOLD  FOR ALL
1. ELECTION OF DIRECTORS                              ALL    ALL     EXCEPT
                                                                  (noted below)
Nominees:                                            / /    / /       / /
01 Michael E. Alpert      05 Edward Gibbons
02 Jay W. Brown           06 Jack W. Goodall
03 Paul T. Carter         07 Robert J. Nugent
04 Charles W. Duddles     08 L. Robert Payne

(Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name below.)

---------------------------------------------

2. Ratification of appointment of KPMG Peat           FOR  AGAINST  ABSTAIN
   Marwick LLP as independent accountants.            / /    / /      / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.





-----------------------------------------------
[NAME, ADDRESS & SHARE INFORMATION]







  Signature(s)____________________________________Dated:________________, 1998
              Please sign above exactly as name appears hereon.


   --------------------------------------------------------------------------
                        ^   FOLD AND DETACH HERE  ^

BALLOT                          FOODMAKER, INC.                         BALLOT
              Annual Meeting of Stockholders, February 13, 1998

The undersigned votes_________________________________(_______________________)
shares of stock, with respect to the following:

1. Election of Directors: Michael E. Alpert, Jay W. Brown, Paul T. Carter, Charles W. Duddles, Edward Gibbons, Jack W. Goodall, Robert J. Nugent and L. Robert Payne.
      / / FOR all nominees listed.
      / / WITHHOLD AUTHORITY to vote for all nominees listed.
      / / FOR all nominees listed except__________________________________


2. Ratification of appointment of KPMG Peat Marwick LLP as independent
   accountants.          / / FOR  / / AGAINST  / / ABSTAIN


____________________________________________
Stockholder's signature (/ / check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print "Proxies Filed" above.


____________________________________________
Proxy signature (if ballot is cast by proxy)